Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated  March 9, 2016,  with respect to the  consolidated financial statements  and internal  control over financial reporting included in  the  Annual  Report of Bankrate, Inc. on form 10-K for the year ended December 31, 2015.   We consent to the incorporation by  reference of said reports in the Registration Statements of Bankrate, Inc. on Forms S-8 (File NO. 333-

175000  and File NO.  333-206601).

GRANT THORNTON  LLP

Fort  Lauderdale, Florida

March 9,  2016